Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of March 17, 2025 (the “Agreement Date”) and is made and entered into between Vivakor Inc., a Nevada corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

WHEREAS, the Company wishes to borrow the sum of up to $5,000,000 (the “Loan”), and the Company wishes to enter into this Agreement and the Exhibits hereto and issue to the Lender, the $6,625,000 Original Issue Amount junior secured convertible promissory note in the form of Exhibit A hereto (the “Note”); and

WHEREAS, the Company and its Subsidiary have agreed to further perfect and secure the Lender’s junior priority Lien on all of the assets and properties of the Company and its Subsidiary pursuant to the Security Agreement and Subsidiary Guarantees to be entered into on the Funding Date;

WHEREAS, in consideration for the Loan and as an inducement to the Lender entering into this Agreement and the other Transaction Documents, the Company has agreed to issue the Commitment Shares to the Lender on the Funding Date; and

WHEREAS, the Company and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Acceleration Event” means the occurrence and continuation of an Event of Default (as defined in the Note) beyond the applicable grace period, if any, for cure.

“Acceleration Notice” means a written notice from the Lender that it has elected to accelerate the Loan for payment after the occurrence of an Acceleration Event.

“Action” shall have the meaning ascribed to such term in Section 3.01(k).

“Additional Debt Financing” means loans of up to $5,000,000 from one or more lenders under the terms substantially the same as those set forth on Exhibit I; which loans shall either be unsecured or if secured by any assets of the Loan Parties shall be expressly made subordinate to the Liens and security interests of the Lender set forth in the Security Agreement annexed as Exhibit C hereto.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement Date” shall have the meaning as defined in the Recitals.

“b1 Bank” means Business First Bancshares, Inc., located in Baton Rouge, Louisiana.

“Board of Directors” means the board of directors of the Company or Subsidiary Guarantor of the Company, as the context may require or permit.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Shares” means 250,000 shares of Company Common Stock to be sold by the Company to the Lender for $250 at the Closing in partial consideration for the Loan.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed; it being understood that there are currently approximately 42,293,100 shares of Common Stock outstanding, and the Company has a market capitalization of approximately $38,000,000.

“Common Stock Equivalent” means any convertible note, convertible preferred stock containing such payment terms or rights, privileges and designations that are approved in writing in advance by the Lender, or Commitment Shares, option or other right to receive or subscribe for or purchase any additional shares of Common Stock or any Common Stock Equivalent.

“Company Disclosure Schedule” means the disclosure schedule submitted by the Company to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Company set forth in this Agreement.

“Conversion Notice” shall mean a written or electronic mail notice by Lender of its intention to convert all or any portion of the Note into Conversion Shares in the substantially the form attached to this Note as Annex 1.

“Conversion Price” means, a price equal to the lower of (a) the closing price of the Common Stock as traded on either the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (collectively, “Nasdaq”), or the New York Stock Exchange or the NYSE Amex Exchange (as applicable) on the trading day immediately prior to the Funding Date and issuance of the Note, or (b) the average of the four lowest VWAPS over the twenty (20) trading days prior to the Funding Date (the “Nasdaq Floor Price”); provided, however, that:

(i) so long as the Trading Market is Nasdaq, the Conversion Price and the Nasdaq Floor Price shall be subject to Nasdaq Rule 5635(d);

(ii) subject to the provisions of Section 4.01(a) of this Agreement, in the event that the Company elects to make payments of one or more weekly installments of the Note in shares of Common Stock (the “Payment Shares”), the price per Payment Share shall be eighty percent (80%) of the lower of (a) the closing price of the Common Stock as traded on either the Nasdaq or the New York Stock Exchange or the NYSE Amex Exchange (as applicable) on the trading day immediately prior to the Notice Date, or (b) the average of the four lowest VWAPS over the twenty (20) trading days prior to the Notice Date;

(iii) in the event that the Company issues any securities, including convertible Note or debentures, Common Stock or other Common Stock Equivalents at a conversion price, exercise price or per share price that is less than such Nasdaq Floor Price, unless otherwise approved in writing by the Lender, the Conversion Price for Conversion Shares or the price per share at which Payment Shares shall be issued shall be reduced to the lowest conversion price, exercise price or per share price issued by the Company and the Maximum Conversion Shares shall subject to appropriate increase as a result thereof, and

(iv) in the event that, as a result of the application of Nasdaq Rule 5635(d) or otherwise, the Conversion Price then in effect shall be greater than the closing price of the Common Stock as traded on Nasdaq or other applicable Trading Market (the “Closing Price”) at the time of either (A) any one or more conversions of the Note by the Lender, or (B) payments by the Company of one or more weekly installments of the Note in Payment Shares, the Company shall either pay to the lender the difference in cash or shall issue to the Lender additional immediately salable Conversion Shares or Payment Shares so that the total number of Conversion Shares or Payment Shares shall be based on the Closing Price (the “Make Whole Shares”). For the avoidance of doubt, if the Conversion Price or the price per share at which Payment Shares are being issued based on the price set forth in clause (ii) above shall be $3.00 per share and the Lender shall convert any weekly installment or the Note into 20,000 Conversion Shares or the Payment Shares are issued by the Company when the four lowest VWAP of Company Common Stock, as traded on the applicable Trading Market during the twenty (20) trading days immediately prior the date of notice of conversion is given by Lender is $2.00 per share, the Company shall either issue to the Lender an additional 10,000 immediately salable Conversion Shares or Payment Shares as Make Whole Shares or shall pay to the Lender an additional $20,000 in cash.

“Conversion Shares” shall mean the shares of Common Stock of the Company issuable upon any full or partial permitted conversion of the Note and includes Payment Shares, as well as shares of Common Stock of the Company issuable if the Lender issues an Acceleration Notice that it elects to accelerate the Loan for payment after the occurrence and continuation of an Event of Default (as defined in the Note) beyond the applicable grace period, if any, for cure, in which event the Conversion Price shall be the Event of Default Conversion Price and the Conversion Shares shall be up to the Maximum Conversion Shares, and shall include the Make Whole Shares.

“Covenant Compliance Guarantee” means the “limited guarantee agreement” executed by James Ballengee, the Chief Executive Officer of the Company, in the form of Exhibit G attached hereto.

“Equity Interests” means Common Stock or Common Stock Equivalents, as applicable.

“Equity Investment” means any joint venture, partnership or other direct or indirect investments of the Loan Parties in Equity Interests.

“Equity Receipts” means the aggregate amount of cash received by the Company or any of its Subsidiaries in consideration for any issuance or sale by the Company or such Subsidiary on or after the Effective Date of (a) any of its Equity Interests or (b) any other security or instrument representing Equity Interests (or the right to obtain any Equity Interests) in such Person.

“Event of Default Conversion Price” shall mean a Conversion Price equal to eighty percent (80%) of the lower of (a) the closing price of the Common Stock as traded on either the Nasdaq or the New York Stock Exchange or the NYSE Amex Exchange (as applicable) on the trading day immediately prior to the date of conversion (the “Conversion Date”), or (b) the average of the four lowest VWAPS over the twenty (20) trading days prior to the Conversion Date.

“Exempt Issuances” means: (i) the issuance by the Company of the Note, Conversion Shares and the Commitment Shares, (ii) the issuance by the Company of Common Stock upon the exercise, exchange or conversion of any security outstanding on the date hereof as disclosed in the SEC Reports or the Company Disclosure Schedule, (iii) the issuance of Common Stock or Common Stock Equivalents issued under the Additional Debt Financing, (iv) Permitted Indebtedness, (v) the issuance by the Company of any Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company or its Subsidiary in their capacity as such pursuant to an employee benefit plan which has been approved by the Board of Directors of the Company prior to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such, (vi) securities issued in connection with any joint venture, commercial or collaborative relationship, or the acquisition or license by the Company of the securities, businesses, property or other assets of another person, provided that such issuance is approved in advance and in writing by the Lender and also approved by the majority of the disinterested directors of the Company; (vii) issuances of shares of Common Stock upon the exercise or exchange of rights issued pursuant to any shareholder rights agreement entered into between the Company and the Company’s transfer agent; (viii) the issuance by the Company of any Common Stock or Common Stock Equivalents under the agreements that existed as of the Funding Date and were disclosed in the SEC Reports, (ix) additional shares of Common Stock or Series A Preferred Stock to the sellers of the Endeavor Entities once the final purchase price accounting has been completed and for any earn out earned related to the Endeavor Acquisition. For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other Indebtedness or debt securities or any other Common Stock or Common Stock Equivalents by the Company or the Subsidiary, unless otherwise approved and consented to in writing in advance by the Lender.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Senior Indebtedness” means Indebtedness owed by any of the Loan Parties to the Existing Senior Lenders aggregating approximately $48,500,000 as at the Agreement Date.

“Existing Senior Lenders” means b1 Bank, Cedarview Opportunities Master Fund LP, “Pilot OFS Holdings LLC and Maxus Capital Group, LLC or any other creditor holding liens on the assets of the Loan Parties as disclosed in the Company Disclosure Schedule annexed to this Agreement.

“Extraordinary Receipts” means the aggregate amount of cash received by Company from any tax refunds, judgments, litigation settlements, indemnity payments, or other extraordinary receipts received on or after the Funding Date.

“FINRA” means the Financial Industry Regulatory Authority.

“Flow of Funds Agreement” means the agreement between the Company and the Lender in the form of Exhibit F annexed hereto.

“Funding Amount” means ninety-six percent (96%) of the amount of the Loan and includes a $200,000 Origination Fee due from the Company to the Lender, representing four percent (4%) of the Loan which shall be retained by the Lender at Closing for its own account and, after deduction of $17,500 in legal fees payable to Lender’s counsel, all as set forth in the Flow of Funds Agreement.

“Funding Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Lender’s obligations to fund the Loan and provide working capital to the Company all as provided in the Flow of Funds Agreement, and (ii) the Company’s obligations to deliver the Note and the other Transaction Documents have been satisfied or waived.

“knowledge of the Company” and similar statements refer to the actual knowledge of any executive officer of the Company after due inquiry of those persons employed by the Company or any Subsidiary charged with administrative or operational responsibility for such matter.

“Grace Period” has the meaning as that term is defined in the Note.

“Indebtedness” has the meaning as that term is defined in the Note.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(o).

“Liens” shall mean a lien, charge, security interest, mortgage, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party against property.

“Loan” shall have the meaning ascribed to such term in Section 2.01(a) with respect to the Initial Loan and in Section 2.01(b) with respect to the Additional Loan.

“Loan Parties” shall have the meaning ascribed to such term in Section 3.01.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(a) and Section 3.01(b).

“Maximum Conversion Shares” means, after acceleration for payment of the Note following the occurrence of any Event of Default (as defined in the Note) which shall not be timely cured by the Loan Parties and the Outstanding Principal Amount of the Note shall automatically increase by 110% (a maximum of $7,287,500), shall accrue interest on such Outstanding Principal Amount at the rate of 19% per annum (the “Default Amount”), and upon the request of the Lender, all or any portion of such Default Amount may be converted by the Lender into that number of shares of Company Common Stock as shall be determined by (a) dividing 200% of the then increased Outstanding Principal Amount of the Note by (b) the Event of Default Conversion Price then in effect; provided that, (i) notwithstanding the election of the Lender to convert all or any part of the then Outstanding Principal Amount of the Note, the Company shall have the right to pay in cash the entire then Outstanding Principal Amount of all Note being converted following Lender’s notice of its election to convert the Note and prior to any such conversion, and (ii) the maximum number of shares of Common Stock of the Company that may be issued pursuant to any such permitted conversion of the Note (calculated on a fully-diluted basis) shall not be greater than 19.9% of the number of shares of Common Stock of the Company then issued and outstanding (calculated on a non-diluted basis) unless Stockholder Approval has been obtained.

“net proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary in connection with the applicable transaction, net of the direct costs relating to transaction, including, without limitation, legal, accounting, consulting, printing and investment banking fees, sales commissions and underwriters’ discounts, and taxes paid or payable as a result of the transaction.

“Note” shall have the meaning as defined in the Recitals and, pursuant to Exhibit A annexed hereto, shall be payable in forty-two (42) weekly installments of One Hundred and Fifty-Seven Thousand Seven Hundred and Thirty Nine Dollars ($157,739) each, and payable by the Company either in cash or in the form of fully registered and immediately salable Payment Shares at the per share price defined in clause (ii) of the definition of Conversion Shares referred to above.

“Notice Date” shall mean the date that the Company issues a Payment Notice or the Lender issues a Conversion Notice pursuant to Section 2(b) of the Note.

“Obligations”: (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loan and all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Lender that are required to be paid by any Loan party pursuant any Loan Document or otherwise.

“Original Principal Amount” shall have the meaning as that term is defined in the Note.

“Origination Fee” shall mean the sum of $200,000 which shall be deducted from the Funding Amount of the Loan and retained by the Lender pursuant to the Funds Flow Agreement.

“Outstanding Principal Amount” shall have the meaning as that term is defined in the Note.

“Payment Notice” means the written notice in the form attached to this Agreement as Annex 2 to be provided by the Company to the Lender pursuant to which the Company shall specify the manner in which the Company intends to make Weekly Installment Payments, whether in cash or by issuance of immediately salable Conversion Shares which have been registered for resale under the Securities Act pursuant to the Registration Rights Agreement or are otherwise exempt from the registration requirements of the Securities Act.

“Permitted Indebtedness” means (a) the Company’s Indebtedness to the Lender; (b) Indebtedness to the Existing Senior Lenders, (c) Indebtedness existing on the Closing Date and disclosed in the SEC Reports, including Related Party Indebtedness; (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (d) Indebtedness junior in priority to the Company’s Indebtedness to the Lender under this Agreement and the other Transaction Documents; (e) Indebtedness related to the Additional Debt Financing; (f) Indebtedness secured by Permitted Liens, (g) Indebtedness incurred to refinance existing Indebtedness of the Company so long as (i) the Indebtedness being refinanced is not the Note or the Additional Debt Financing, (ii) at least 90% of the new refinance Indebtedness is used to refinance existing Indebtedness, and (iii) the terms of such refinancing Indebtedness is approved in advance by the Lender; (h) the pending sale and leaseback transaction related to the assets set forth on Exhibit K, and (i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the payment terms thereof are not modified to impose more burdensome terms upon the Company or any Subsidiary, as the case may be;

“Permitted Liens” means (i) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, (ii) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other nonconsensual restrictions imposed by operation of law; (iii) Liens for taxes, assessments or governmental or similar charges which have not been recorded/filed with the applicable secretary of state and which are not delinquent or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintain on the books of the Loan Parties, (iv) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, (v) judgement liens that, to the extent not released, would reasonably be expected to result in a Material Adverse Effect, (vi) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (vii) customary anti-assignment provisions in leases and other contracts entered into in the ordinary course of business, (viii) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to “true” operating leases entered into in the ordinary course of business of the Company and their Subsidiaries, (ix) Liens in favor of the Lender, (x) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness, (xi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (x) above; provided that any extension, renewal, or replacement Lien shall be limited to the property encumbered by the existing Lien and such Indebtedness and Liens securing the same shall be approved in advance by the Lender, and (xii) other Liens existing as of the Funding Date that are disclosed on Section 3.01(r) to the Company Disclosure Schedule.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Recovery Event” means any settlement of or payment to any Loan Party in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

“Registration Rights Agreement” shall mean the registration rights agreement in the form of Exhibit E hereto, under which the Company shall register for resale under the Securities Act all of the Conversion Shares, the Maximum Conversion Shares (if issued) and the Commitment Shares (collectively, the “Registrable Securities”); pursuant to which, inter alia, the Company shall file a resale registration statement covering all of the Registrable Securities within sixty (60) calendar days of the Closing Date.

“Related Parties” means Jorgan Development, LLC, Ballengee Holdings LLC, and Tyler Nelson

“Related Party Agreement” mean the agreement in the form of Exhibit D annexed hereto pursuant to which each of the Related Parties has agreed that for so long as the Obligations and Indebtedness to the Lender shall be outstanding (a) none of the Related Parties shall declare a default or accelerate any Related Party Indebtedness, (b) that the Lien and security interest granted to the Lender pursuant to the Security Agreement shall be senior to and have a priority over and such Lien and security interest held by any of the Related Parties, and (c) if an Event of Default under the Note shall have occurred and be continuing, nor payments shall be made to the holders of Related Party Indebtedness until such Event of Default shall have been cured or all Indebtedness and Obligations to the Lender shall have been paid in full.

“Related Party Indebtedness” means notes payable to the Related Parties aggregating approximately $21,000,000 as at December 31, 2024 and approximately $21,230,000 as at February 28, 2025.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.01(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, in the form of Exhibit C attached hereto.

“State Securities Laws” means the securities (or “blue sky”) rules, regulations, or other similar laws of a particular state.

“Stockholders Meeting” shall have the meaning as defined in Section 4.05.

“Subsidiaries” and “Subsidiary Guarantors” means subsidiaries of the Company that have operations and/or assets, namely Vivakor Supply & Trading, LLC, a Texas limited liability company, Silver Fuels Processing, LLC, a Texas limited liability company, Silver Fuels Delhi, LLC, a Texas limited liability company, White Claw Colorado City, LLC, a Texas limited liability company, VivaVentures Remediation Corp., a Texas corporation, Meridian Equipment Leasing, LLC, a Texas limited liability company, Endeavor Crude, LLC, a Texas limited liability company, CPE Gathering Midcon, LLC, a Delaware limited liability company, Equipment Transport, LLC, a Pennsylvania limited liability company, RPC Design & Manufacturing, LLC, a Utah limited liability company, Vivakor Administration, LLC, a Texas limited liability company, and ET EmployeeCo, LLC, a Delaware limited liability company, VivaVentures Energy Group, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, and Vivakor Middle East, LLC, a Qatar limited liability company, as set forth on Section 3.01(a) and listed in the Company Disclosure Schedule and shall, where applicable, include any other direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” the Subsidiary Guarantee executed by the Subsidiary Guarantors in the form of Exhibit B, attached hereto.

“Trading Market” means, as applicable, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTC Markets (including OTCQX Market, OTCQB Market and Pink Market), any nationally recognized successor to any of the foregoing, or any other United States or foreign securities exchange where the Company’s Common Stock trades on the date in question.

“Transaction Documents” means the collective reference to (a) this Agreement, (b) the Note, (c) the Subsidiary Guarantee, (d) the Security Agreement, (e) Covenant Compliance Agreement, (f) the Commitment Shares, (g) the Registration Rights Agreement, (h) the Transfer Agent Instructions, and (i) the Funds Flow Agreement. All other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means An Irrevocable Instruction letter addressed to Empire Stock Transfer, Inc., the Company’s transfer agent in the form of Exhibit H attached hereto, with respect to the Conversion Shares issuable upon any full or partial conversion of the Note, the Commitment Shares under the Commitment Shares and the Maximum Conversion Shares, executed by an authorized officer of the Company and acknowledged and accepted by the transfer agent of the Company’s Common Stock.

ARTICLE II

THE LOAN

Section 2.01 Funding Date.

(a) On the Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the Initial Loan of $5,000,000, less (i) the $200,000 Origination Fee and (ii) $17,500 in partial payment of the Lender’s counsel legal fees, and the Company hereby agrees to issue to the Lender the Note in $6,625,000 Original Principal Amount and the Commitment Shares, and the Lender hereby agrees to accept from the Company the Note and the Commitment Shares.

(b) On the Funding Date, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to approximately $4,782,500, representing the Funding Amount set forth in the Flow of Funds Agreement.

(c) The Company and its Subsidiaries shall deliver to the Lender such Note and other Transaction Documents to be delivered as of the Funding Date and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the Closing.

(d) Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Funding shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.02 Funding Date Deliverables.

(a) By Lender. On or prior to the Funding Date, the Lender shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Lender;

(ii)	the Security Agreement, the form of which is attached hereto as Exhibit C, duly executed by the Lender;

(iii)	the $4,782,500 net Funding Amount, by wire transfer to the Company pursuant to the wiring instructions to be provided by the Company;

(iv)	the Registration Rights Agreement duly executed by the Lender and in the form of Exhibit E attached hereto;

(v)	the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit F attached hereto;

(vi)	the Transfer Agent Instructions duly executed by the Lender and in the form of Exhibit H attached hereto; and

(vii)	the Related Party Agreement duly executed by the Lender and in the form of Exhibit D attached hereto.

(b) By the Company. On or prior to the Funding Date, the Company shall deliver or cause to be delivered to the Lender:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)	a Note, the form of which is attached hereto as Exhibit A, registered in the name of the Lender, in the $6,625,000 Original Principal Amount and duly executed by an authorized officer on behalf of the Company;

(iii)	the Subsidiary Guarantee, the form of which is attached hereto as Exhibit B, executed by an authorized officer on behalf of each of the Subsidiary Guarantors;

(iv)	the Security Agreement, the form of which is attached hereto as Exhibit C, executed by an authorized officer on behalf of the Company and each of the Subsidiary Guarantors;

(v)	the Related Party Agreement in the form of Exhibit D executed by an authorized officer of the Company and each of the Related Parties;

(vi)	the Registration Rights Agreement duly executed by the Company and in the form of Exhibit E attached hereto;

(vii)	the Flow of Funds Agreement duly executed by the Company and in the form of Exhibit F attached hereto;

(viii)	the Covenant Compliance Agreement in the form of Exhibit G duly executed by James Ballengee, as CEO of the Company;

(ix)	the Transfer Agent Instructions in the form of Exhibit H attached hereto, duly executed by the Company and the Company’s transfer agent;

(x)	the name(s) of the proposed lender and the indicative terms of the Additional Debt Financing as set forth on Exhibit I attached hereto;

(xi)	a stock certificate registered in the name of the Lender for the 250,000 Commitment Shares; and

(xii)	an officer’s certificate of the Company and the Subsidiaries certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.03 Funding Date Conditions.

(a) The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for the Initial Funding hereafter):

(i)	the accuracy in all material respects on the Funding Date of the Lender’s representations and warranties herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Funding Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b) The obligations of the Lender hereunder in connection with the Initial Funding are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for the Initial Funding hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Funding Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company and its Subsidiary required to be performed at or prior to the Funding Date shall have been performed;

(iii)	the delivery by the Company and the Subsidiary Guarantors of the items set forth in Section 2.02(b) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company or the Subsidiary of the Company since the date hereof; and

(c) the Company shall furnish the Lender with the wiring instruction for the Funding Amount in the Flow of Funds Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and warranties of the Company. The Company hereby represents and warrants to the Lender on behalf of the Company and each of the Subsidiary Guarantors (together with the Company, the “Loan Parties”) that, except as set forth in the applicable Section of the Company Disclosure Schedule, the following representations are true and complete as of the date of the date hereof.

(a) Organization and Qualification. The Company and the Subsidiary Guarantors are each duly incorporated or otherwise organized, validly existing and in good standing under the laws of their state of incorporation, or other jurisdiction as set forth in Section 3.01(a) to the Company Disclosure Schedule with the requisite power and authority to own and use its properties and assets and to carry on its respective business as currently conducted. Neither the Company nor the Subsidiary Guarantors is in violation or default of any of the provisions of its certificates of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate of incorporation and bylaws, with respect to the Company, or certificate of formation and LLC agreement, with respect to the Subsidiary Guarantors, each as amended and in effect on the date of this Agreement and as they will be in effect on the Funding Date, is attached to the officer’s certificate referenced in Section 2.02(b) and Section 2.04(b). There are no other organizational or charter documents of the Company or the Subsidiary Guarantors. The Company and the Subsidiary Guarantors is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiary Guarantors taken as a whole; or (iii) a material adverse effect on the Company’s or the Subsidiary Guarantors’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or the Subsidiary Guarantors operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(b) Authorization; Enforcement. Each of the Company and the Subsidiary Guarantors has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiary Guarantors and no further action is required by the Company, the Subsidiary Guarantors or the Board of Directors or stockholders thereof in connection therewith (other than the Required Approvals). Each Transaction Document to which the Company or the Subsidiary Guarantors is a party has been (or upon delivery will have been) duly executed by the Company and the Subsidiary Guarantors and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Transaction Documents to which it is (or is to be) a party and the consummation by the Company and of its Subsidiary of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary Guarantors’ certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Company or the Subsidiary Guarantors, or otherwise) or other understanding to which the Company or the Subsidiary Guarantors is a party or by which any property or asset of the Company or the Subsidiary Guarantors is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary Guarantors is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company or the Subsidiary Guarantors is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company and its Subsidiaries are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; (ii) the filing of a Current Report on Form 8-K, the registration statement required under the Registration Rights Agreement, and a Form D with the Commission; and (iii) such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(e) Reservation of Common Stock. The Company has reserved from its duly authorized Common Stock a number of shares of Common Stock, up to the sum of (i) the Commitment Shares to be issued at Closing, plus (ii) the Maximum Conversion Shares for issuance to the Lender or its Affiliates in the event of the full permitted conversion of the Note at the Event of Default Conversion Price.

(f) Capitalization. The capitalization of the Company is as set forth in the most recent SEC Reports and as further modified in Section 3.01(f) of the Company Disclosure Schedule. The Company has no Indebtedness, except for the Existing Senior Indebtedness owed to the Existing Senior Lenders or as otherwise disclosed in the most recent SEC Reports and in Section 3.01(f) of the Company Disclosure Schedule. Since the date of the most recently filed SEC Report, the Company has not issued any Common Stock, Common Stock Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date hereof. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports and further modified in Section 3.01(f) of the Company Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of the Subsidiary Guarantors, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary Guarantors is or may become bound to issue additional Common Stock or Common Stock Equivalents or capital stock of the Subsidiary Guarantors. The issuance and sale of the Note will not obligate the Company or the Subsidiary Guarantors to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Note hereunder.

(g) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the Note thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(h) Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $50,000 in any one case or $250,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. The Company is not in default with respect to any Indebtedness. Notwithstanding the above, as reported in the Company’s Form 8-K filed on October 7, 2024, on October 1, 2024 the Company acquired the Endeavor Entities (the “Endeavor Acquisition”), and due to the closing date of the Endeavor Acquisition the liabilities, indebtedness, obligations, claims, deficiencies, or guarantees of the Endeavor Entities have not yet been reflected in the Company’s financial statements and, as a result, are now additional liabilities of the Company as of the date hereof. Additionally, on March 14, 2025, Ballengee Holdings, LLC loaned the Company $1,000,000, which funds are due to be repaid on or before September 14, 2025 and accrue interest at 11% per annum.

(i) Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof, other than as set forth in the SEC Reports: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (C) the Company has not altered their method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (E) the Company has not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

(j) Litigation. Except as set forth in Section 3.01(j) of the Company Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary Guarantors or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (ii) if there were an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, none of the Company or any director or officer thereof is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or the Subsidiary Guarantors which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiary Guarantors’ employees is a member of a union that relates to such employee’s relationship with the Company or its Subsidiary, and the Company and the Subsidiary Guarantors is not a party to any collective bargaining agreement. The Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as disclosed in Section 3.01(l) of the Company Disclosure Schedule, the Company and the Subsidiary Guarantors: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary under), nor has the Company or the Subsidiary Guarantors received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiary Guarantors possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and its Subsidiary Guarantors have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Subsidiary Guarantors, in each case free and clear of all Liens, except for Liens disclosed in Section 3.01(n) of the Company Disclosure Schedule that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Company and its Subsidiary Guarantors. Any real property and facilities held under lease by the Company or a Subsidiary Guarantor is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary Guarantor (as applicable) are in compliance except as disclosed in Schedule 3.1(n) of the Company Disclosure Schedule.

(o) Patents and Trademarks. (i) The Loan Parties thereof has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, software, websites, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business as presently conducted (collectively, the “Intellectual Property Rights”); (ii) the Company has not received written notice that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company or its Subsidiaries, and to the knowledge of the Company there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Transactions with Officers, Directors and Employees. Except for Related Party Indebtedness, or as set forth in the SEC Reports, or as otherwise disclosed in Section 3.01(p) of the Company Disclosure Schedule, none of the officers or directors of the Company or the Subsidiary Guarantors and, to the knowledge of the Company, none of the employees of the Company or the Subsidiary Guarantors, is presently a party to any transaction with the Company (other than for services as employees, officers and directors and related party as identified in the SEC Reports), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Indebtedness. Except for the Existing Senior Indebtedness issued to the Existing Senior Lenders, all other Indebtedness owed by any of the Loan Parties to all Persons other than the Existing Senior Lenders, as disclosed in the most recent SEC Reports and in Section 3.01(g), Section 3.01(p) and Section 3.01(q) of the Company Disclosure Schedule is unsecured.

(r) Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Lender as contemplated hereby.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(t) Maximum Conversion Shares. The Company has reserved from its duly authorized Common Stock up to the Maximum Conversion Shares for issuance to the Lender or its Affiliates in the event of the full permitted conversion of any No

(u) Registration Rights. Other than as described in the SEC Reports, as set forth in the Registration Rights Agreement and further modified by Section 3.01(u) of the Company Disclosure Schedule, no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

(v) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Lender, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w) No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x) Solvency. The Loan Parties will not, after the Funding Date, incur debts beyond its ability to pay such debts (including Permitted Indebtedness) as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in its SEC Reports (including the risk factors and qualified audit opinions disclosed therein), the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Funding Date.

(y) Tax Status. Except as set forth in Section 3.01(w) of the Company Disclosure Schedule, the Company has filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

(z) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold the Note by any form of general solicitation or general advertising. The Company has offered the Note for sale only to the Lender.

(aa) Insurance. As set forth in Section 3.01(z) of the Company Disclosure Schedule, the Company and the Subsidiary Guarantors is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(bb) Acknowledgment Regarding Lender’s Purchase of the Note. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Note. The Company further represents to the Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) No Disqualification Events. With respect to the Note to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(dd) Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ee) Notice of Disqualification Events. The Company will notify the Lender in writing, prior to the Funding Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ff) Foreign Corrupt Practices. To the knowledge of the Company, neither the Loan Parties nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Loan Parties (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(gg) Office of Foreign Assets Control. Neither the Loan Parties nor, to the Company’s knowledge, any director or executive officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Lender’s request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Loan Parties are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Representations. The representations and warranties of the Loan Parties contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in section 3.02 shall not modify, amend or affect Lender’s right to rely on the Loan Parties’ representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02 Representations and warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Funding Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Lender understands that the Note, the Commitment Shares and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Note, the Commitment Shares and Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such the Note, the Commitment Shares or Conversion Shares or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such the Note, the Commitment Shares or Conversion Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such the Note (this representation and Commitment Sharesc not limiting the Lender’s right to sell the Note, the Commitment Shares or Conversion Shares in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. The Lender is acquiring the Note hereunder in the ordinary course of its business.

(c) Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of the Note, the Commitment Shares or Conversion Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Note, the Commitment Shares and Conversion Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Note will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such the Note, the Commitment Shares and Conversion Shares except upon compliance with the foregoing restrictions.

(d) Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. The Lender acknowledges that there is currently no trading market for the Note and that none is expected to develop for the Note.

(g) General Solicitation. The Lender acknowledges that neither the Company nor any other person offered to sell the Note to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Lender. The Lender is a United States person and not a foreign Lender.

(j) Information from Company. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Note and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTE INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Note offered hereby is highly speculative and involves a high degree of risk and Lender should only purchase these securities if Lender can afford to lose its entire investment.

(l) Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Affirmative and Negative Covenants. Each of the Loan Parties hereby covenants and agrees that until all obligations owed to the Lender shall have been paid in full, without the prior written approval of the Lender:

(a) In the event that the Company elects, pursuant to any Payment Notice to make payment of any one or more of the Minimum Installment Payments under the Notes in the form of Payment Shares, the trading volume of the Company Common Stock multiplied by the volume-weighted average price of such Common Stock as traded on the applicable Trading Market on the five (5) trading days immediately prior to the payment date must be greater than 150% of the value of the Payment Shares as calculated at the applicable Conversion Price; failing which such payment must be made in cash; provided, that in the event for any reason the Lender shall incur a loss in connection with any sales of the Payment Shares, on the next succeeding Installment Payment Date (as defined in the Note) the Company shall pay an amount in cash or additional Make Whole Shares sufficient to cover such loss.

(b) the Loan Parties shall not incur any Indebtedness, other than Permitted Indebtedness or as otherwise expressly permitted by this Agreement (“Additional Indebtedness”), unless the net proceeds to the Company of such Additional Indebtedness shall be used to prepay 100% of the then Outstanding Principal Amount of the Note (including any Default Amount and accrued interest thereon), or such Additional Indebted shall be approved in advance by the Lender;

(c) the Loan Parties shall not engage in the public or private sale of any securities, including convertible and non-convertible Note or debentures, Common Stock or Common Stock Equivalents, except for Exempt Issuances or as otherwise expressly permitted in this Agreement, the Note or other Transaction Documents, unless 100% of the then Outstanding Principal Amount of the Note (including any Default Amount and accrued interest thereon), or such Additional Indebtedness shall be approved in advance by the Lender;

(d) the Loan Parties shall use the net proceeds from any Recovery Amounts to reduce the Outstanding Principal Amount of the Note;

(e) if an Event of Default under the Note or this Agreement shall occur and be continuing, no further payments of Related Party Indebtedness shall be paid to any Affiliate, other than payments of deferred compensation to members of the board of directors and employees of the Company;

(f) except for the Existing Senior Lenders, the Loan Parties shall not permit any Person to have a Lien of any of the assets of any of the Loan Parties, except for Permitted Liens (as defined herein or in the Security Agreement);

(g) the Loan Parties shall comply with all of the additional affirmative and negative covenants set forth in the Note and the Security Agreement.

Section 4.02 Transfer Restrictions.

(a) The Note, Commitment Shares and Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Note, Commitment Shares or Conversion Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred the Note, Commitment Shares and Conversion Shares under the Securities Act. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Lender under this Agreement.

(b) The Lender agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Note, the Commitment Shares and Conversion Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Section 4.03 Use of Proceeds; Restrictions on Certain Payments. The Company shall use the net proceeds hereunder for general working capital purposes and for repayment of debt.

Section 4.04 Future Subsidiary. Any direct or indirect Subsidiary of the Company (or the Subsidiary Guarantors) formed or acquired after the Funding Date and before the Note shall have been repaid in full shall promptly thereafter execute and deliver (or otherwise join and agreed to be bound as a Subsidiary of the Company under) the Subsidiary Guarantors Guaranty Agreement and the Security Agreement.

Section 4.05 Stockholders Meeting. Not later than June 15, 2025, in the event that the Note shall not have previously been paid in full, and in order to comply with applicable Nasdaq Rules, the Company shall hold a special meeting of its stockholders (the “Stockholders Meeting”). In such connection, the Company shall (i)_include in any proxy or information statement submitted to stockholders a statement that the board of directors of the Company recommends that the stockholders vote IN FAVOR of adoption of resolutions approving in all respects this Agreement, all other Transaction Documents and all of the transactions contemplated hereby and thereby, (ii) use its reasonable best efforts to obtain approval of such resolutions by the holders of record of a majority of the outstanding Common Stock or other voting securities of the Company on the record date set forth in such proxy or information statement; (iii) cause James Ballengee, Tyler Nelson and all other officers and directors of the Company to vote their shares of Common Stock in favor of the foregoing resolutions and (iv) shall use it best efforts to obtain commitments from other holders of 5% or more of the outstanding Common Stock to vote their shares of Common Stock in favor of the foregoing resolutions.

Section 4.06 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note to the Lender in a manner that would require the registration under the Securities Act of the issuance and sale of the Note to the Lender.

Section 4.07 Publicity. The Company and the Lender shall consult with each other in issuing any other press releases and SEC Reports with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or SEC Report nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release or SEC Report of the Company mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, SEC Report or communication. The Company will publish a press release announcing this transaction approved by the Lender within 4 Business Days following the Funding Date.

Section 4.08 Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

ARTICLE V
MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by the Lender by written notice to the Company if the Closing has not been consummated on or before the 3rd Business Day after the date of the execution and delivery of this Agreement by both parties; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02 Fees and Expenses. The Company shall bear the expenses of the Company and the Lender incurred in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (including fees to Lender’s counsel of $17,500), transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Company shall pay the origination fee to the Lender as specified hereinabove.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to Lender:

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

Attn: Michael Pope

Email: michael.p@jjastor.com

with a copy to:

Barton, LLP

711 Third Avenue, 14th Floor

New York, New York 10017

Attn: Elliot S. Weiss, Esq.

Email: eweiss@bartonesq.com

if to the Company:

Vivakor Inc.

5220 Spring Valley Road, Suite 500

Dallas, Texas 75242

Attn: James Ballengee, CEO

Email: jballengee@vivakor.com

with a copy to:

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, California 92618

Attn. Craig V. Butler, Esq.

Email: cbutler@craigbutlerlaw.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Note, and/or participate any of such rights in connection with granting of any participation of the Note, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Arbitration and Governing Law.

(a) Arbitration of Disputes. In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Company or the Subsidiary Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Loan Parties hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State. The Parties further agree that the costs of the arbitration shall be divided equally between the Company and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person’s claims, and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents, including, without limitation, the enforcement of any award by the arbitrator, shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) that is not initially submitted to arbitration in accordance with Section 5.08(a) above, shall be commenced exclusively in the federal and state courts sitting in Salt Lake County, Salt Lake City, Utah (the “Utah Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the enforcement of any arbitration award or adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or that such Utah Courts are improper or inconvenient venue for such proceeding or that such Party may obtain an exemption from Utah law based on any public policies or principles of any other State or jurisdiction. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13 Replacement of the Note. If any certificate or instrument evidencing the Note or the Commitment Shares is mutilated, lost, stolen or destroyed, the Company shall issue orcause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement the Note.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.17 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

Company:

VIVAKOR INC.

By:
Name:	James Ballengee
Title:	Chief Executive Officer

Lender:

J.J. ASTOR & CO.

By:
	Name:	Michael Pope
	Title:	Chief Executive Officer

ANNEX 1

Form of Lender Conversion Notice

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

Attn: Michael Pope

Email: michael.p@jjastor.com

Insert Date

Vivakor Inc.

5220 Spring Valley Road, Suite 500

Dallas, Texas 75242

Attn: James Ballengee, CEO

Email: jballengee@vivakor.com

Gentlemen:

Reference is made the Loan Agreement, dated March 17, 2025 (the “Loan Agreement”) between J.J. Astor & Co. (the “Lender”) and Vivakor Inc. (the Company”). All capitalized terms set forth herein shall have the samed meaning as they are defined in the Loan Agreement or the Note, constituting Exhibit A to the Loan Agreement.

This notice (the “Conversion Notice”) constitutes the instructions by the Lender or any subsequent holder of the Note (together with the Lender, the “Holder”) that the Holder hereby elects to convert a total of ___ Weekly Installment Payments, aggregating $__________, into Conversion Shares at the applicable Conversion Price or Event of Default Conversion Price into an aggregate of _____________ Conversion Shares. This Conversion Notice is being simultaneously sent to the Company’s Transfer Agent.

Very Truly Yours,

J.J. Astor & Co.

By
Michael Pope, CEO

Annex 1-1

ANNEX 2

Form of Company Payment Notice

Vivakor Inc.

5220 Spring Valley Road, Suite 500

Dallas, Texas 75242

Attn: James Ballengee, CEO

Email: jballengee@vivakor.com

Insert Date

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

Attn: Michael Pope

Email: michael.p@jjastor.com

Gentlemen:

Reference is made the Loan Agreement, dated March 17, 2025 (the “Loan Agreement”) between J.J. Astor & Co. (the “Lender”) and Vivakor Inc. (the Company”). All capitalized terms set forth herein shall have the samed meaning as they are defined in the Loan Agreement or the Note, constituting Exhibit A to the Loan Agreement.

This notice (the “Payment Notice”) constitutes the instructions by the Company to the Lender or any subsequent holder of the Note (together with the Lender, the “Holder”) that the Company hereby elects to convert a total of ___ Weekly Installment Payments, aggregating $__________, into Payment Shares at the applicable Conversion Price into an aggregate of _____________ Conversion Shares. This Conversion Notice is being simultaneously sent to the Company’s Transfer Agent.

Very Truly Yours,

Vivakor Inc.

By
James Ballenjee, CEO

Annex 2-1